Exhibit 23(j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Ameritor Security Trust and to the use of our report dated August 4, 2006 on the financial statements and financial highlights of Ameritor Security Trust. Such financial statements, financial highlights and report of independent certified public accountants appear in the June 30, 2006 Annual Report to Shareholders and are incorporated by reference in the Registration Statement and Prospectus.


                                                        TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
November 15, 2006